OFFER BY

                           THE ASIA TIGERS FUND, INC.

                              TO PURCHASE FOR CASH
                  UP TO 10% OF THE FUND'S OUTSTANDING SHARES OF
                                  COMMON STOCK

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON OCTOBER 17, 2003 ("REPURCHASE REQUEST DEADLINE")


THIS REPURCHASE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO REPURCHASE AND IN THE LETTER OF TRANSMITTAL.

                                                              September 26, 2003

To Our Clients:

      Enclosed for your consideration is the Offer to Repurchase, dated September 26, 2003, of The Asia Tigers Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940 as a closed-end, diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer to Repurchase"), pursuant to which the Fund is offering to repurchase up to 10% of the Fund's outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), upon the terms and conditions set forth in the Repurchase Offer. The Fund has established a record date of September 19, 2003, for identifying stockholders eligible to receive Repurchase Offer materials.

      The Offer to Repurchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

      Your attention is called to the following:

            (1) The purchase price to be paid for the Shares is an amount per Share, net to the seller in cash, equal to 100% of the net asset value per Share as determined by the Fund at the close of regular trading on the New York Stock Exchange on October 24, 2003 (the "Repurchase Pricing Date"), minus a repurchase fee (the "Repurchase Fee") equal to 2% of net asset value per Share. Through the Repurchase Request Deadline (October 17,
      2003), the current net asset value of Fund Shares can be obtained from Georgeson Shareholder Communications Inc., the Fund's Information Agent, by calling toll free at 1-877-847-1383 or, for banks and brokers, at 212-440-9800. The net asset value of the Fund is calculated weekly, however, the net asset value will be available daily from October 13, 2003 to October 17, 2003.

            (2) The Repurchase Offer is not conditioned upon any minimum number of Shares being tendered.

            (3) If the Repurchase Offer is not suspended or postponed, the Fund will purchase all Shares validly tendered prior to 5:00 p.m., New York City time, on October 17, 2003, the Repurchase Request Deadline, provided that the number of Shares tendered by all stockholders does not exceed 10% of the Fund's outstanding Shares. In the event that more than 10% of the Fund's outstanding Shares are tendered, the Fund will either
      (1) increase the number of Shares that the Fund is offering to repurchase by an amount not to exceed 2% of the Shares outstanding on the Repurchase Request Deadline, or (2) purchase 10% of the Fund's outstanding Shares on a pro rata basis, provided, however, that the Fund may accept all Shares tendered by Stockholders who own, beneficially or of record, not more than 99 Shares and who tender all of their Shares, before prorating Shares tendered by others.

            (4) Tendering Stockholders will not be obligated to pay brokerage commissions or, subject to Instruction 7, "Stock Transfer Taxes," of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Repurchase Offer.

            (5) Your instructions to us should be forwarded in ample time before the Repurchase Request Deadline, October 17, 2003, to permit us to submit a tender on your behalf. Instructions received after this date will not be honored.

      If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE REPURCHASE OFFER.

      The Repurchase Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Repurchase Offer would not be in compliance with the applicable law.

      NONE OF THE FUND, ITS BOARD OF DIRECTORS NOR THE INVESTMENT MANAGER TO THE FUND IS MAKING ANY RECOMMENDATION TO ANY STOCKHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE REPURCHASE OFFER. EACH STOCKHOLDER IS URGED TO READ AND EVALUATE THE REPURCHASE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.


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

                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer to Repurchase, dated September 26, 2003 relating to The Asia Tigers Fund, Inc. (the "Fund") to purchase up to 10% of the Fund's outstanding shares of Common Stock, par value $0.001 per share (the "Shares").

      This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Repurchase that you have furnished to the undersigned.

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                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:

                                 ________ Shares

                     ENTER NUMBER OF SHARES TO BE TENDERED.
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                                    ODD LOTS

      This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 shares. The undersigned:

[ ] Is the beneficial or record owner of an aggregate of not more than 99 Shares, all of which are being tendered, and hereby represents that the above indicated information is true and correct as to the undersigned.

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                                  SIGNATURE BOX




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Date:_______________ , 2003


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